Exhibit 99.1

OPHIR OPTRONICS LTD.

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2011

UNAUDITED

U.S. DOLLAR IN THOUSANDS

INDEX

Page

Consolidated Balance Sheets	2 - 3

Consolidated Statements of Comprehensive Income	4

Consolidated Statements of Cash Flows	5 - 7

Notes to Interim consolidated financial statements	8 - 17

OPHIR OPTRONICS LTD.

CONSOLIDATED BALANCE SHEETS

	September 30, 2011	December 31, 2010
	Unaudited	Audited
	U.S. dollars in thousands
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	22,507	15,084
Short-term deposits	114	93
Trade receivables	20,603	18,945
Other accounts receivable	2,618	2,194
Inventories	27,127	24,182
Financial derivatives	688	1,323

	73,657	61,821

NON-CURRENT ASSETS:
Other receivables	748	734
Financial derivatives for marketable debenture hedges	625	1,153
Prepaid operating lease expenses of land	114	117
Employee benefit assets	902	775
Fixed assets	39,434	37,363
Intangible assets	12,506	11,038
Goodwill	5,631	5,631
Deferred taxes	766	1,065

	60,726	57,876

	134,383	119,697

The accompanying notes are an integral part of the interim consolidated financial statements.

OPHIR OPTRONICS LTD.

CONSOLIDATED BALANCE SHEETS

	September 30, 2011	December 31, 2010
	Unaudited	Audited
	U.S. dollars in thousands
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Credit from banks and others	2,499	2,497
Current maturities of marketable debentures	4,628	4,664
Trade payables	7,865	7,711
Current taxes payable	674	860
Other accounts payable	9,999	8,827
Financial derivatives	644	293

	26,309	24,852

NON-CURRENT LIABILITIES:
Loans from banks	5,449	6,751
Marketable debentures	4,628	6,996
Stock options	—	1,048
Financial derivatives	—	49
Other non-current liabilities	2,019	2,261
Employee benefit liabilities	435	299
Deferred taxes	1,939	1,797

	14,470	19,201

EQUITY ATTRIBUTABLE TO EQUITY HOLDERS OF THE COMPANY:
Share capital	10,243	9,575
Share premium	44,736	27,342
Reserve for share-based payment transactions	996	2,274
Retained earnings	36,720	34,510
Reserve for hedges	(246)	661
Reserve for transactions with non-controlling interests	(200)	—
Foreign currency translation adjustments	64	28

	92,313	74,390
Non-controlling interests	1,291	1,254

Total equity	93,604	75,644

	134,383	119,697

The accompanying notes are an integral part of the interim consolidated financial statements.

OPHIR OPTRONICS LTD.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Nine months ended September 30,
	2011	2010
	Unaudited
	U.S. dollars in thousands (except per share data)
Revenues from sales	90,733	76,703
Cost of sales	53,742	**) 46,328

Gross profit	36,991	30,375

Research and development expenses, net	6,659	*) 6,229
Selling and marketing expenses	9,626	**) 8,139
General and administrative expenses	10,555	*) 8,398
Other expenses, net	1,339	*) 247

	28,179	23,013

Operating income	8,812	7,362
Finance income	455	219
Finance expenses	(1,742)	(1,057)
Gain (loss) from revaluation of stock options	(3,449)	29

Income before taxes on income	4,076	6,553
Taxes on income	1,708	**) 923

Net income	2,368	5,630

Other comprehensive income (loss) (after tax effect):
Gain (loss) from cash flow hedges	(907)	130
Foreign currency translation adjustments	93	63

Total other comprehensive income (loss)	(814)	193

Total comprehensive income	1,554	5,823

Net income attributable to:
Equity holders of the Company	2,210	5,497
Non-controlling interests	158	133

	2,368	5,630

Total comprehensive income attributable to:
Equity holders of the Company	1,339	5,618
Non-controlling interests	215	205

	1,554	5,823

Net earnings per share attributable to equity holders of the Company (in U.S. dollars):
Basic and diluted net earnings	0.08	0.21

*)	Reclassified.
**)	Restated, see note 4.

The accompanying notes are an integral part of the interim consolidated financial statements.

OPHIR OPTRONICS LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine months ended September 30,
	2011	2010
	Unaudited
	U.S. dollars in thousands
Cash flows from operating activities:
Net income	2,368	*) 5,630

Adjustments to reconcile net income to net cash provided by operating activities:
Adjustments to the profit or loss items:
Depreciation and amortization	5,686	*) 5,227
Write down of prepaid operating lease expenses of land	3	3
Cost of share-based payment, net	98	138
Finance expenses, net	82	412
Loss from revaluation of non-current marketable debentures and financial derivatives, net	728	359
Loss (gain) from revaluation of stock options, net	3,449	(29)
Capital loss (gain) from sale of fixed assets	45	(12)
Revaluation of non-current liabilities, net	396	(18)
Taxes on income	1,708	*) 923
Change in employee benefit assets and liabilities, net	(16)	180

	12,179	7,183

Changes in asset and liability items:
Decrease (increase) in trade receivables	(1,513)	1,291
Increase in other accounts receivable	(604)	(497)
Increase in inventories	(2,829)	(134)
Increase in trade payables	63	250
Decrease in other accounts payable	(81)	(915)

	(4,964)	(5)

Cash paid and received during the period for:
Interest paid	(574)	(435)
Interest received	131	25
Taxes paid	(534)	(1,916)
Taxes received	18	301

	(959)	(2,025)

Net cash provided by operating activities	8,624	10,783

*)	Restated, see note 4.

The accompanying notes are an integral part of the interim consolidated financial statements.

OPHIR OPTRONICS LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine months ended September 30,
	2011	2010
	Unaudited
	U.S. dollars in thousands
Cash flows from investing activities:
Investment in short-term deposits, net	(14)	(52)
Purchase of fixed assets	(6,669)	(4,826)
Acquisition of initially consolidated subsidiary (a)	—	(1,796)
Investment in intangible assets	(2,933)	(1,916)
Proceeds from sale of fixed assets	476	26

Net cash used in investing activities	(9,140)	(8,564)

Cash flows from financing activities:
Exercise of stock options into shares	12,189	1,016
Dividends paid	—	(1,616)
Receipt of long-term loans and liabilities	793	583
Repayment of long-term loans and liabilities	(2,236)	(2,155)
Repayment of debentures	(2,554)	(2,165)
Purchase of shares from non-controlling interests	(378)	—
Receipt (repayment) of short-term credit from banks and others, net	80	(20)

Net cash provided by (used in) financing activities	7,894	(4,357)

Exchange differences on balances of cash and cash equivalents	45	46

Increase (decrease) in cash and cash equivalents	7,423	(2,092)
Cash and cash equivalents at the beginning of the period	15,084	15,475

Cash and cash equivalents at the end of the period	22,507	13,383

The accompanying notes are an integral part of the interim consolidated financial statements.

OPHIR OPTRONICS LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine months ended September 30,
	2011	2010
	Unaudited
	U.S. dollars in thousands
(a) Acquisition of initially consolidated subsidiary:
Subsidiary’s assets and liabilities at date of acquisition:
Working capital (excluding cash and cash equivalents)	—	(6)
Non-current receivables	—	(6)
Fixed assets	—	(16)
Intangible assets	—	*) (1,390)
Goodwill	—	*) (1,192)
Payables for acquisition	—	66
Contingent liability on acquisition	—	270
Deferred taxes	—	*) 478

	—	(1,796)

(b) Significant non-cash activities:
Settlement of stock options into shares for investor against share premium	4,921	—

Purchase of fixed and intangible assets on credit	—	56

*)	Restated, see note 4.

The accompanying notes are an integral part of the interim consolidated financial statements.

OPHIR OPTRONICS LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1:- GENERAL

These financial statements have been prepared in a condensed format as of September 30, 2011 and for the nine month period then ended (“interim consolidated financial statements”). These financial statements should be read in conjunction with the annual financial statements of Ophir Optronics Ltd. (“Company”) as of December 31, 2010 and for the year then ended and the accompanying notes (“annual financial statements”).

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES

a.	Basis of preparation of the interim consolidated financial statements:

The interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles for the preparation of financial statements for interim periods, as prescribed in IAS 34, “Interim Financial Reporting”, and in accordance with the disclosure requirements of Chapter D of the Securities Regulations (Periodic and Immediate Reports), 1970.

The significant accounting policies and methods of computation adopted in the preparation of the interim consolidated financial statements are consistent with those followed in the preparation of the annual financial statements, except as noted below:

IFRS 3 (Revised)—Business Combinations:

The amendments to IFRS 3 (Revised) address the following issues:

1.	Measurement of non-controlling interests:

The amendment limits the circumstances in which it is possible to choose the measurement of non-controlling interests based on their fair value on the date of acquisition or at their proportionate share in the recognized amounts of the acquiree’s identifiable net assets. According to the amendment, this possibility is only available for components of non-controlling interests that are present ownership interests and entitle their holders to a pro rata share of the acquiree’s net assets in the event of liquidation (usually shares). In contrast, for other components of non-controlling interests (such as options that represent equity instruments of the acquiree) no such choice is available, and they are measured at fair value on the acquisition date, unless another measurement basis is required by IFRS such as IFRS 2.

The amendment is applied retrospectively from the date of original adoption of IFRS 3 (Revised).

The retrospective adoption of the amendment did not have a material effect on the Company’s financial statements.

OPHIR OPTRONICS LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

2.	Share-based payment awards in a business combination:

The amendment prescribes the accounting treatment in a business combination of an exchange of the acquiree’s share-based payment awards (whether the acquirer is obligated or chooses to exchange them) with the acquirer’s share-based payment awards. According to the amendment, the acquirer allocates a portion of the value of the award to the consideration for the business combination and a portion as an expense in the period following the acquisition. However, if the award expires as a result of the business combination and is exchanged for a new award, the value of the new award in accordance with IFRS 2 is recognized as an expense in the period following the acquisition and is not included as part of the consideration for the acquisition. Furthermore, if share-based payment awards are not exchanged, then, if the instruments have vested, they form part of the non-controlling interests and are measured pursuant to the provisions of IFRS 2. If the instruments have not vested, they are measured at the value that would have been used had they been granted on the acquisition date and this amount is allocated between the non-controlling interests and a post-acquisition expense.

The amendment is applied retrospectively from the date of original adoption of IFRS 3 (Revised).

The retrospective adoption of the amendment did not have a material effect on the Company’s financial statements.

3.	Transition provisions for accounting for contingent consideration in a business combination that occurred prior to the adoption of IFRS 3 (Revised):

According to the amendment, the amendments to IFRS 7, IAS 32 and IAS 39 which prescribe that contingent consideration in a business combination is within the scope of these Standards, do not apply to contingent consideration in respect of a business combination whose acquisition date preceded the date of adoption of IFRS 3 (Revised). Such contingent consideration will continue to be accounted for under the provisions of IFRS 3 prior to its amendment.

The amendment is applied retrospectively from January 1, 2011.

The retrospective adoption of the amendment did not have a material effect on the Company’s financial statements.

IAS 1—Presentation of Financial Statements:

According to the amendment to IAS 1, the changes between the opening and the closing balances of each component of other comprehensive income may be presented in the statement of changes in equity or in the notes accompanying the annual financial statements. Accordingly, the Company has elected to present said disclosure in the statement of changes in equity.

The amendment is applied retrospectively from January 1, 2011.

OPHIR OPTRONICS LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

IAS 32—Financial Instruments: Presentation—Classification of Rights Issues:

The amendment to IAS 32 provides that rights, options or warrants to acquire a fixed number of the Company’s equity instruments for a fixed amount of any currency are classified as equity instruments if the Company offers the rights, options or warrants pro rata to all of its existing owners of the same class of its non-derivative equity instruments.

The amendment is applied retrospectively from January 1, 2011.

IAS 34—Interim Financial Reporting:

Pursuant to the amendment to IAS 34, new disclosure requirements were introduced to interim financial reporting regarding the circumstances that are likely to affect the fair value of financial instruments and their classification, the transfers of financial instruments between different fair value levels and changes in the classification of financial assets.

The amendment is applied retrospectively from January 1, 2011.

The retrospective adoption of the amendment did not have a material effect on the financial statements.

b.	New IFRS Standards that have been issued but are not yet effective:

In May 2011, the IASB issued four new Standards: IFRS 10, “Consolidated Financial Statements”, IFRS 11, “Joint Arrangements”, IFRS 12, “Disclosure of Interests in Other Entities” (“the new Standards”) and IFRS 13, “Fair Value Measurement”, and amended two existing Standards, IAS 27R (Revised 2011), “Separate Financial Statements”, and IAS 28R (Revised 2011), “Investments in Associates and Joint Ventures”.

The new Standards are to be applied retrospectively in financial statements for annual periods commencing on January 1, 2013 or thereafter. Earlier application is permitted. However, if the Company chooses earlier application, it must adopt all the new Standards as a package (excluding the disclosure requirements of IFRS 12 which may be adopted separately). The Standards prescribe transition provisions with certain modifications upon initial adoption.

The main provisions of the Standards and their expected effects on the Company are as follows:

IFRS 10—Consolidated Financial Statements:

IFRS 10 supersedes IAS 27 regarding the accounting treatment of consolidated financial statements and includes the accounting treatment for the consolidation of structured entities previously accounted for under SIC 12, “Consolidation—Special Purpose Entities”.

OPHIR OPTRONICS LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

IFRS 10 does not prescribe changes to the consolidation procedures but rather modifies the definition of control for the purpose of consolidation and introduces a single consolidation model. According to IFRS 10, in order for an investor to control an investee, the investor must have power over the investee and exposure, or rights, to variable returns from the investee. Power is defined as the ability to influence and direct the investee’s activities that significantly affect the investor’s return.

According to IFRS 10, when assessing the existence of control, potential voting rights should be considered only if they are substantive, as opposed to the provisions of IAS 27 prior to its amendment which required consideration of potential voting rights only if they could be exercised immediately while disregarding management’s intentions and financial ability to exercise such rights.

IFRS 10 also prescribes that an investor may have control even if it holds less than a majority of the investee’s voting rights (de facto control), as opposed to the provisions of the existing IAS 27 which permits a choice between two consolidation models—the de facto control model and the legal control model.

IFRS 10 is to be applied retrospectively in financial statements for annual periods commencing on January 1, 2013, or thereafter.

The Company is evaluating the possible impact of the adoption of IFRS 10 but is presently unable to assess the effects, if any, on its financial statements.

IAS 27R—Separate Financial Statements:

IAS 27R supersedes IAS 27 and only addresses separate financial statements. The existing guidance for separate financial statements has remained unchanged in IAS 27R.

IFRS 12—Disclosure of Interests in Other Entities:

IFRS 12 prescribes disclosure requirements for the Company’s investees, including subsidiaries, joint arrangements, associates and structured entities. IFRS 12 expands the disclosure requirements to include the judgments and assumptions used by management in determining the existence of control, joint control or significant influence over investees, and in determining the type of joint arrangement. IFRS 12 also provides disclosure requirements for material investees.

The required disclosures will be included in the Company’s financial statements upon initial adoption of IFRS 12.

IFRS 13—Fair Value Measurement:

IFRS 13 establishes guidance for the measurement of fair value, to the extent that such measurement is required according to IFRS. IFRS 13 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. IFRS 13 also specifies the characteristics of market participants and determines that fair value is based on the assumptions that would have been used by market participants. According to IFRS 13, fair value measurement is based on the assumption that the transaction will take place in the asset’s or the liability’s principal market, or in the absence of a principal market, in the most advantageous market.

OPHIR OPTRONICS LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

IFRS 13 requires an entity to maximize the use of relevant observable inputs and minimize the use of unobservable inputs. IFRS 13 also includes a fair value hierarchy based on the inputs used to determine fair value as follows:

Level 1—quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2—inputs other than quoted market prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3—unobservable inputs (valuation techniques that do not make use of observable inputs).

IFRS 13 also prescribes certain specific disclosure requirements.

The new disclosures, and the measurement of assets and liabilities pursuant to IFRS 13, are to be applied prospectively for periods commencing after the Standard’s effective date, in financial statements for annual periods commencing on January 1, 2013 or thereafter. Earlier application is permitted. The new disclosures will not be required for comparative data.

The appropriate disclosures will be included in the Company’s financial statements upon initial adoption of IFRS 13.

The Company is evaluating the possible impact of the adoption of IFRS 13 but is presently unable to assess the effects, if any, on its financial statements.

IAS 19R—Employee Benefits:

In June 2011, the IASB issued IAS 19R. The principal amendments included in IAS 19R are:

•	Actuarial gains and losses will only be recognized in other comprehensive income and not carried to profit or loss.

•	The “corridor” approach which allowed the deferral of actuarial gains or losses has been eliminated.

•

The return on the plan assets is recognized in profit or loss based on a discount rate used to measure the employee benefit liabilities, regardless of the actual composition of the investment portfolio.

•

The distinction between short-term employee benefits and long-term employee benefits will be based on the expected settlement date and not on the date on which the employee first becomes entitled to the benefits.

•	The cost of past services arising from changes in the plan will be recognized immediately.

IAS 19R is to be applied retrospectively in financial statements for annual periods commencing on January 1, 2013, or thereafter. Earlier application is permitted.

The Company is evaluating the possible impact of the adoption of IAS 19R but is presently unable to assess the effects, if any, on its financial statements.

OPHIR OPTRONICS LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3:- SIGNIFICANT EVENTS DURING THE REPORTED PERIOD

a.

In the first quarter of 2011, the Company updated the allocation of the proceeds received from the issuance of a package to a shareholder (in 2008) between liability for stock options and share premium. The update derives from correcting a parameter in the valuation of the liability for stock options due to the 2008 agreement between the company and the shareholder to adjust the exercise price for dividend distributions which was not taken into account before calculating the value of the liability. In calculating the value of the liability, with respect to the above update, income of $182 thousand relating to previous periods was carried in the first quarter of 2011 to the Statement of Comprehensive Income. Comparative figures have not been corrected in light of the fact that the correction is immaterial for all previous reporting periods since the date of issuance of the package.

b.

On July 7, 2011, the Company signed a merger agreement with Newport Corporation, a publicly traded corporation incorporated according to the laws of the State of Nevada, USA, the shares of which are traded on NASDAQ (“Newport”) and with Helios Merger Sub Ltd (“the Special Purpose entity”), a private company incorporated in Israel which is wholly owned and controlled by Newport, pursuant to which the Special Purpose entity would be merged with and into the Company (“the Merger”). The closing of the Merger occurred on October 4, 2011, as discussed in Note 6 below.

On September 4, 2011, a special general meeting of the Company’s shareholders was held and approved the Merger.

c.

On September 15, 2011, an agreement was signed with a private company in Europe which is engaged in the development, engineering, marketing, sales and manufacturing of optical components and optical coatings ( “the Seller”) pursuant to which the Company will acquire, through a foreign subsidiary, if the transaction is completed, all of the Seller’s activities for the total amount of $3 Million, of which $2 Million will be paid to the Seller at the closing of the transaction, and $1 Million will be held by the acquiring subsidiary, to ensure that the Seller’s liabilities are met and that its presentations are accurate, and will be paid after the above liabilities are fulfilled at the following dates: $850 thousand one year after closing and $150 thousand two years after closing.

OPHIR OPTRONICS LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4:- BUSINESS COMBINATION

On May 17, 2010, the transaction to acquire all of the shares of PHOTON INC, an American private company which is engaged in the development, engineering, marketing and production of instruments in the laser measurement field, was completed through a foreign subsidiary. The transaction was accounted for using the purchase method according to IFRS 3.

Fair value as of May 17, 2010 was measured provisionally and during the fourth quarter of 2010 the Company completed the fair value measurements. The Company found that the excess of acquisition cost should be adjusted and attributed to other items.

The financial statements as of September 30, 2010, and for the nine month period then ended were restated in order to retroactively reflect the effect of the adjustments.

Below is the effect of the adjustments:

	As previously reported	Change	As presented in these financial statements
	unaudited
	U.S. dollars in thousands
Statements of comprehensive income:
Nine months ended September 30, 2010:
Cost of sales	46,319	9	46,328

Selling and marketing expenses	8,120	19	8,139

Taxes on income	938	(15)	923

Net income	5,643	(13)	5,630

Statements of cash flow:
The subsidiary’s assets and liabilities at the date of acquisition, May 17, 2010:
Working capital (except cash and cash equivalents)	6	—	6

Non-current debit balances	6	—	6

Fixed assets	16	—	16

Intangible assets	917	473	1,390

Goodwill	1,498	(306)	1,192

Payables for acquisition	(66)	—	(66)

Contingent consideration on acquisition	(270)	—	(270)

Deferred tax liability	(311)	(167)	(478)

OPHIR OPTRONICS LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5:- OPERATING SEGMENTS

a.	GENERAL For management purposes, the company is organized into business units, based on the products and services of its business units and has three operating segments, as follows:

Infrared optics—Development activity, manufacturing and marketing of lens assemblies and high performance optical components used in night vision systems, observation and thermal imaging in the military and civil markets and in powerful laser systems. The activity is mainly carried out by the Company’s subsidiary, Ophir Optics LLC.

Laser Measurement Instruments—Development activity, manufacturing and marketing of instruments for measuring and analyzing the characteristics of various lasers and other light sources in terms of energy, power, beam profile and spectrum / wavelength. The activity is mainly carried out by the Company and its subsidiary, Ophir Spiricon LLC

Other—Development and marketing of three dimensional non-contact measurement systems, through its subsidiary Optical Metrology Ltd.

Management monitors the operating results of its business units separately for making decisions about resource allocation and performance assessment.

Segment performance is evaluated based on operating income or loss which, in some cases, as explained in the table below, is measured differently than operating income or loss in the consolidated financial statements. Most of the adjustments are from setting of the effects for Actuary; and the write down of excess cost and expenses relating to employee options.

Group financing (including finance costs and finance income) and taxes on income are managed on a group basis and are not attributed to the operating segments.

Transfer prices between operating segments are on an arm’s length basis in a manner similar to transactions with third parties.

b.	Reporting on segments:

	Infra-red optics	Laser Measurement Instruments	Other	Adjustments	Total
	Unaudited
	U.S. dollars in thousands
Nine months ended September 30, 2011:
Revenues from sales	53,131	31,025	6,494	83	90,733
Operating income	2,191	7,945	207	(1,531)	8,812
Finance Expenses, net					(4,736)
Income Before taxes on Income					4,076

OPHIR OPTRONICS LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5:- OPERATING SEGMENTS (cont)

	For the nine months ended on the 30st of September 2010
	Infra-red optics	Laser Measurement Instruments	Other	Adjustments	Consolidated total
	Thousands of dollars
Revenue
Total Revenue	47,590	23,767	7,246	(1,900)	76,703
Results
Sector Results	2,452	4,799	484	(373)	7,362
Financing Expenses, net					(809)
Profit Before Income Taxes					6,553

NOTE 6:- EVENTS AFTER BALANCE SHEET DATE

a.

On October 4, 2011, the transaction with Newport was completed. The Special Purpose entity was merged with and into the Company, each ordinary share of NIS 1 par value of the Company was converted into a right to receive $ 8.43 in cash (“Merger Consideration”), and all of the issued shares of the Special Purpose entity were converted into shares of the Company and are all held by Newport. As a result of the completion of the Merger, the separate existence of the Special Purpose entity has ceased, and the Company has become a private wholly-owned subsidiary of Newport.

All of the options for the purchase of shares in the Company and the Stock Appreciation Rights were cancelled upon closing of the Merger. Options and Stock Appreciation Rights which had vested but had not been exercised as of the closing date of the Merger were converted into the right to receive the difference between the Merger Consideration and the exercise price of the options or the base price of the Stock Appreciation Rights, as the case may be, in cash (“the Options Consideration”).

Options and Stock Appreciation Rights which had not vested as of the closing date of the Merger were converted into the right to receive the Options Consideration according to the original vesting conditions. The Options Consideration for these options was deposited with a trustee at the closing of the Merger on October 4, 2011 and will be paid to the holders of the options and the Stock Appreciation Rights at their original vesting dates as determined at the time they were granted and subject to its conditions.

On October 4, 2011, upon completion of the Merger, the Company became a private company, however, the Company remains a reporting company within the meaning of such term in the Securities Law until full redemption of the Company’s marketable debentures, (see also subparagraph b. below).

The Company’s operating results for the reported period do not include transaction costs whose payment was conditioned on the completion of the transaction, in the total of approximately $ 1.74 million in respect of legal expenses and in the total of approximately $ 4 million in respect of employee bonuses.

b.

On November 15, 2011, the meeting of the Company’s debenture holders accepted a special decision to approve the company’s resolution to perform a full and early redemption of the debentures according to which each holder of NIS 1 par value of debentures will receive an amount equal to the value of the debenture’s principal accrued interest and indexation up to the date of actual redemption plus interest at a rate of 3.33%.

OPHIR OPTRONICS LTD.

All holders of debentures at the end of trading on November 28, 2011, which is the record date for the early redemption, will be eligible for payment of early redemption of the debentures. The payment shall be made on December 11, 2011.

After the early redemption of debentures, the debentures will be deleted from trade on the Tel-Aviv Stock Exchange and from the stock exchange clearinghouse, and the Company will cease to be a reporting corporation.